Exhibit 99.1

Contacts:

Investor Relations Contact

Anne Marie McCauley, 408.822.5359

Mercury Interactive

annemarie@mercuryinteractive.com

Public Relations Contacts

Judith Meinhalt, 408.822.5557

Mercury Interactive

jmeinhalt@mercuryinteractive.com

Kim Milosevich, 415.392.8282

OutCast Communications

kim@outcastpr.com

For Immediate Release

MERCURY INTERACTIVE COMPLETES KINTANA ACQUISITION

Executes Next Step in Business Technology Optimization Leadership

SUNNYVALE, CALIF.—AUGUST 18, 2003—Today, Mercury Interactive Corporation, (NASDAQ: MERQ), the global leader in business technology optimization (BTO), announced it has completed the acquisition of Kintana, Inc., a privately held company in Sunnyvale, Calif. The acquisition of Kintana, a leading provider of Information Technology (IT) governance software and services, enhances Mercury Interactive’s leadership position in the BTO industry.

Mercury Interactive signed a definitive agreement to acquire Kintana on June 10, 2003 and the acquisition closed on August 15, 2003. With the close of this acquisition, Kintana becomes the IT governance business unit of Mercury Interactive and will operate from its headquarters in Sunnyvale, Calif. Kintana offerings will be marketed and sold under the Mercury Interactive brand.

Kintana IT governance products enable CIOs to govern and manage the priorities, processes, and people required to run IT as a business. In July, Kintana was awarded “the best overall software solution for managing IT projects, resources, and services” by 110 high-level IT executives attending the 2003 Project Portfolio Management event in San Francisco, produced by Vision Events, a Gartner Inc. company.

ABOUT MERCURY INTERACTIVE CORPORATION

Mercury Interactive, the global leader in business technology optimization (BTO), delivers Optane, a family of products for application delivery and management, that enables customers to optimize business processes and maximize business results. Customers worldwide use Mercury

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Interactive’s Optane to improve quality and performance, reduce costs, and align IT with business goals.

Founded in 1989, Mercury Interactive is headquartered in Sunnyvale, California, with offices in more than 25 countries. Further information is available at www.mercuryinteractive.com or by phone at U.S. +1.408.822.5200. The company’s common stock trades on the Nasdaq National Market under the symbol MERQ.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury Interactive’s expected financial performance, as well Mercury Interactive’s future business prospects and product and service offerings. Mercury Interactive’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury Interactive and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the effect of continued weak economic factors on the overall demand for software and services which could result in decreased revenues or lower revenue growth rates and increased uncertainty as to our expected revenues in future periods; 2) Mercury Interactive has historically received a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact the company’s operating results for that quarter; 3) the effect of the timing of the recognition of revenue from products sold under subscription and term licenses; 4) the dependence of Mercury Interactive’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 5) uncertainties related to the integration of Kintana’s products and services, employees and operations; and the effect on GAAP earnings of charges from the acquisition; 6) the impairment of the value of investments in non-consolidated companies; 7) the ability to increase sales through our indirect channels as well as international sales; 8) intense competition for Mercury Interactive’s products and services; and 9) the additional risks and important factors described in Mercury Interactive’s SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002 and the Form 10-Q for the quarter ended June 30, 2003, which are available at the SEC’s website at www.sec.gov. Mercury Interactive undertakes no duty to update this information.

Mercury Interactive Completes Kintana Acquisition	Page 3

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Mercury Interactive and Optane are trademarks or registered trademarks of Mercury Interactive Corporation or its subsidiaries in the United States and select foreign countries. Kintana is a registered trademark of Kintana, Inc. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE

1325 Borregas Avenue, Sunnyvale, Calif. 94089

Tel: (408) 822-5200    Fax: (408) 822-5300

www.mercuryinteractive.com